UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2015

EMPIRE STATE REALTY TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-36105	37-1645259
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

EMPIRE STATE REALTY OP, L.P.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36106	45-4685158
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Grand Central Place 60 East 42nd Street New York, New York	10165
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 687-8700

n/a

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 24, 2015, Empire State Realty OP, L.P. (the “Operating Partnership”) and its general partner, Empire State Realty Trust, Inc. (the “Company”), entered into a senior unsecured term loan facility (the “term loan facility”) with Wells Fargo Bank, National Association, as administrative agent, Capital One, National Association, as syndication agent, PNC Bank, National Association, as documentation agent, and the lenders from time to time party thereto. The Company and the Operating Partnership intend to apply the proceeds from the term loan facility to repay borrowings made under their unsecured revolving credit facility.

The information set forth below with respect to the term loan facility under Item 2.03 of this Current Report on Form 8-K is hereby incorporated in this Item 1.01 by reference.

Some of the lenders and their affiliates from time to time have provided in the past and may provide in the future investment banking, commercial lending and financial advisory services to the Company and its affiliates in the ordinary course of business.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Amount. The term loan facility is in the original principal amount of up to $265.0 million, all of which was borrowed at closing. The Operating Partnership may request incremental term loans up to an additional $100.0 million under specified circumstances, for a maximum aggregate principal amount not to exceed $365.0 million.

Guarantors. Certain of the Operating Partnership’s subsidiaries are guarantors of the Operating Partnership’s obligations under the term loan facility (collectively, the Company, the Operating Partnership and the guarantors are referred to herein as the “loan parties”).

Interest. Amounts outstanding under the term loan facility will bear interest at a floating rate equal to, at the Operating Partnership’s election, (x) a LIBOR rate, plus a spread that the Operating Partnership expects will range from 1.400% to 2.350% depending upon its leverage ratio and credit rating; or (y) a base rate, plus a spread that the Operating Partnership expects will range from 0.400% to 1.350% depending upon its leverage ratio and credit rating. Pursuant to a forward interest rate swap agreement, the Operating Partnership effectively fixed LIBOR at 2.1485% for $265.0 million of the term loan facility for the period beginning on August 31, 2017 through maturity.

Fees. The Operating Partnership will pay certain customary fees and expense reimbursements.

Maturity and Prepayment. The term loan facility matures on August 24, 2022. The Operating Partnership may prepay loans under the term loan facility at any time, subject to certain notice requirements. To the extent that the Operating Partnership prepays all or any portion of a loan on or prior to August 24, 2017, the Operating Partnership will pay a prepayment premium equal to (i) if such prepayment occurs on or prior to August 24, 2016, 2.00% of the principal amount so prepaid, and (ii) if such prepayment occurs after August 24, 2016 but on or prior to August 24, 2017, 1.00% of the principal amount so prepaid.

Financial Covenants. The term loan facility includes the following financial covenants: (i) maximum leverage ratio of total indebtedness to total asset value of the loan parties and their consolidated subsidiaries will not exceed 60%, (ii) consolidated secured indebtedness will not exceed 40% of total asset value, (iii) tangible net worth will not be less than the sum of 80% of tangible net worth as of September 30, 2014 plus 75% of net equity proceeds received by the Operating Partnership (other than proceeds received within ninety (90) days after the redemption, retirement or repurchase of ownership or equity interests in the Operating Partnership up to the amount paid by the Operating Partnership in connection with such redemption, retirement or repurchase, where the net effect is that the Operating Partnership shall not have increased its net worth as a result of any such proceeds), (iv) adjusted EBITDA (as defined in the term loan facility) to consolidated fixed charges will not be less than 1.50x, (v) the aggregate net operating income with respect to all unencumbered eligible properties to the portion of interest expense attributable to unsecured indebtedness will not be less than 1.75x, (vi) the ratio of total unsecured indebtedness to unencumbered asset value will not exceed 60%, and (vii) consolidated secured recourse indebtedness will not exceed 10% of total asset value (provided, however, this covenant shall not apply at any time after either the Company or the Operating Partnership achieves a debt ratings from at least two of Moody’s, S&P and Fitch, and such debt ratings are Baa3 or better (in the case of a rating by Moody’s) or BBB- or better (in the case of a rating by S&P or Fitch)).

Other Covenants. The term loan facility contains customary covenants, including limitations on liens, investment, debt, fundamental changes, and transactions with affiliates, and will require certain customary financial reports.

Events of Default. The term loan facility contains customary events of default (subject in certain cases to specified cure periods), including but not limited to non-payment, breach of covenants, representations or warranties, cross defaults, bankruptcy or other insolvency events, judgments, ERISA events, invalidity of loan documents, loss of real estate investment trust qualification, and occurrence of a change of control (defined in the term loan facility).

The foregoing description of the term loan facility is qualified in its entirety by the full terms and conditions of the Term Loan Agreement governing the term loan facility, a copy of which is attached hereto as an exhibit and is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

10.1	Term Loan Agreement, dated August 24, 2015, among the Company, the Operating Partnership, as borrower, Wells Fargo Bank, National Association, as administrative agent, the lenders party thereto, Capital One, National Association, as syndication agent, and PNC Bank, National Association, as documentation agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE STATE REALTY TRUST, INC. (Registrant)

Date: August 25, 2015	By:	/s/ David A. Karp
	Name:	David A. Karp
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE STATE REALTY OP, L.P. (Registrant)

	By:	Empire State Realty Trust, Inc., as general partner

Date: August 25, 2015	By:	/s/ David A. Karp
	Name:	David A. Karp
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

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